BANK STREET TELECOM FUNDING CORP.

FORM OF
FOUNDING WARRANT
PURCHASE AGREEMENT

THIS FOUNDING WARRANT PURCHASE AGREEMENT (the ‘‘Agreement’’) is made as of April  , 2006 between Bank Street Telecom Funding Corp., a Delaware corporation (the ‘‘Company’’), on the one hand, and BSTFC Management LLC, R.C. Mark Baker, Sir John Baring, Bt., Royce J. Holland, Joel D. Gross and Brett Cohen on the other hand (collectively, the ‘‘Purchasers’’ or individually, a ‘‘Purchaser’’). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 10 hereof.

WHEREAS, the Purchasers are the existing stockholders of the Company immediately prior to the Offering (defined below); and

WHEREAS, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (the "Commission") on August 5, 2005 (File No. 333-127238), as amended (the "Registration Statement");

WHEREAS, in furtherance of the Company's plan to obtain funding through an initial public offering (the "Offering") of its units (the "Units"), each Unit consisting of one share of common stock (the "Unit Common Stock") and one warrant to purchase one share of common stock (the "Unit Warrants" or a "Unit Warrant"), the Company desires to sell in a private placement to the Purchasers an aggregate of 1,000,000 warrants (the "Founding Warrants") on the terms and conditions described herein; and

WHEREAS, each Purchaser desires to purchase on the terms and conditions described herein the number of Founding Warrants set forth opposite his name on Exhibit A hereto.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.    Authorization, Purchase and Sale; Terms of the Founding Warrants.

A. Authorization of the Founding Warrants.    The Company has authorized the issuance and sale to the Purchasers of an aggregate of 1,000,000 Founding Warrants. Each Founding Warrant shall upon exercise and payment of the exercise price specified therein entitle the holder to purchase one share of the Company’s common stock, par value $0.0001 per share (the ‘‘Common Stock’’).

B. Purchase and Sale of the Founding Warrants.    The Company shall sell to the Purchasers, and subject to the terms and conditions set forth herein, the Purchasers shall severally purchase from the Company, contemporaneously with the closing of the Offering, an aggregate of 1,000,000 Founding Warrants. Each Purchaser shall purchase that number of the Founding Warrants as is set forth opposite such Purchaser’s name in the table contained in Exhibit A hereto. At the Closing (as defined below), the Purchase Price shall be paid in immediately available funds through wire transfers to the trust account (the "Trust Account") to be established pursuant to that certain Investment Management Trust Agreement by and between the Company and Continental Stock Transfer & Trust Company ("Continental"). Amounts so received in the Trust Account shall be credited against the respective purchase obligations of the Purchasers as described on Exhibit A hereto.

C. Terms of the Founding Warrants.    The Founding Warrants shall carry rights and terms identical to those possessed by the Unit Warrants described in the Registration Statement, subject to the following exceptions: the Founding Warrants (i) will not be transferable or salable by the Purchasers until such time as the Company has completed a Business Combination, (ii) will be non-redeemable so long as the Purchasers hold such warrants following their issuance by the Company to such Purchasers, and (iii) together with the shares of Common Stock underlying the Founding Warrants, are and will be entitled to registration rights under a registration rights agreement (the ‘‘Registration Rights Agreement’’) to be signed contemporaneously herewith between the

Purchasers and the Company. The transfer restriction set forth in (i) above shall not apply to (a) transfers resulting from the death of any of the Purchasers, (b) transfers by operation of law, (c) any transfer for estate planning purposes to persons immediately related to the transferor by blood, marriage or adoption, or (d) any trust solely for the benefit of such transferor and/or the persons described in the preceding clause; provided, however, that with respect to each of the transfers described in clauses (a), (b), (c) and (d) of this sentence, prior to such transfer, each permitted transferee or the trustee or legal guardian for each permitted transferee (hereinafter collectively, ‘‘Permitted Transferees’’ or a ‘‘Permitted Transferee’’) agrees in writing to be bound by the terms of this Agreement. Should any of the Purchasers transfer or sell Founding Warrants to persons other than Permitted Transferees after the Company has completed a Business Combination, then such Founding Warrants shall on the date of such transfer immediately become redeemable under the same terms as the Unit Warrants. Except as specifically provided in this Agreement, the terms of the Founding Warrants shall in all other respects be as set forth in the Warrant Agreement relating to the Unit Warrants by and between the Company and Continental. In the event of any conflict between this Agreement and the Warrant Agreement, the terms and provisions of which are incorporated herein by reference, this Agreement shall control.

Section 2.    The Closing.    The closing of the purchase and sale of the Founding Warrants (the "Closing") will take place at such time and place as the parties may agree (the "Closing Date"), but in no event later than the date on which the SEC declares the Registration Statement effective (the "Effective Date"). At the Closing, the Purchase Price shall be paid in immediately available funds through wire transfers to the Trust Account. The certificates for the Founding Warrants shall be delivered to the Purchasers promptly after the closing of the IPO.

Section 3.    Representations and Warranties of the Company.    As a material inducement to the Purchasers to enter into this Agreement and purchase the Founding Warrants, the Company hereby represents and warrants that:

A. Organization and Corporate Power.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement to which the Company is a party will have been duly authorized by the Company as of the Closing upon the approval hereof by the Company and its Board of Directors. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms upon its execution.

(ii) The execution and delivery by the Company of this Agreement, the sale and issuance of the Founding Warrants hereunder, the issuance of the Common Stock upon exercise of the Founding Warrants (except, with respect thereto, any filings required under Federal or state securities laws or issuance of one or more legal opinions in form and content reasonably satisfactory to the Company pertaining to the availability of one or more exemptions with respect to the issuance of the Founding Warrants under applicable securities laws) and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Certificate of Incorporation of the Company or the bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under Federal or state securities laws.

C. Title to Securities.    Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Founding Warrants to be purchased hereunder and, upon exercise of the Founding Warrants, payment of the exercise price set forth therein and conformance with the other provisions relating to the exercise thereto, the Common Stock issuable upon exercise of such Founding Warrants will be duly and validly issued, fully paid, nonassessable, and the Purchasers will have or receive good title to such securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Purchasers.

D. Governmental Consents.    No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of any other transactions contemplated hereby.

E. Disclosure.    (a) The Company has provided each Purchaser with a copy of the Registration Statement, or informed each Purchaser of the filing thereof and instructed or requested the Purchasers to review the Registration Statement on the Commission’s website. (b) To the best of the Company’s knowledge as of the date hereof, the Registration Statement, taken as a whole, does not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which such statements were made.

Section 4.    Representations, Warranties and Covenants of Purchasers.    As a material inducement to the Company to enter into this Agreement and issue and sell the Founding Warrants to the Purchasers, the Purchasers hereby severally represent, warrant and covenant to the Company (which representations, warranties and covenants shall survive the Closing) that:

A. Capacity and State Law Compliance. Each of the Purchasers (except for BSTFC Management LLC) and the members of BSTFC Management LLC is an individual over the age of 21 years with the legal capacity to execute and perform the obligations imposed on each Purchaser hereunder. Each Purchaser has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Founding Warrants is permitted under applicable securities laws. The Purchaser understands and acknowledges that the purchase of Common Stock on exercise of the Founding Warrants may require the registration of such Common Stock under Federal and/or state securities laws or the availability of an exemption from such registration requirements.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of each Purchaser, enforceable in accordance with its terms.

(ii) The execution and delivery by Purchasers of this Agreement and the fulfillment of and compliance with the respective terms hereof by Purchasers do not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which any of the Purchasers is subject.

C. Investment Representations.

(i) Each Purchaser is acquiring the Founding Warrants and, upon exercise thereof, the Common Stock issuable upon such exercise (collectively, the ‘‘Securities’’) for such Purchaser’s own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Each Purchaser understands that the Securities are being offered and sold to such Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties and agreements of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such securities.

(iii) Each Purchaser initiated discussions with the Company relating to the purchase and sale of the Securities contemplated by this Agreement on an unsolicited basis prior to the date of this Agreement. The Purchasers did not initiate such discussions, nor did Purchasers decide to enter into this Agreement, as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), including the filing of the Registration Statement.

(iv) Each Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Each Purchaser has been afforded the opportunity to ask questions regarding the executive officers and directors of the Company. Each Purchaser understands that such Purchaser’s investment in the Securities involves a high degree of risk. Each Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision with respect to such Purchaser’s acquisition of the Securities. Each Purchaser has received and reviewed a copy of the Registration Statement, including without limitation, the language therein under the caption ‘‘Risk Factors.’’

(v) Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vi) Each Purchaser understands that: (a) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, each Purchaser represents that such Purchaser is familiar with Rule 144 adopted pursuant to the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act. Each Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

(vii) Each Purchaser acknowledges that such Purchaser is able to fend for himself, has knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. Each Purchaser has adequate means of providing for such Purchaser’s current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Each Purchaser can afford a complete loss of such Purchaser’s investment in the Securities.

(viii) Without in any way limiting the representations set forth above, each Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until

(1) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2) (i) Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act.

Notwithstanding the foregoing, each Purchaser also understands and acknowledges that the transfer or exercise of the Founding Warrants is subject to the specific conditions to such transfer or exercise as outlined in this Agreement, as to which each Purchaser specifically assents by such Purchaser’s execution hereof.

D. No Group.    The participation of the Purchasers purchasing the Founding Warrants under this Agreement shall not be construed so as to make any of the Purchasers part of, or a participant in, a ‘‘group’’ as defined in Rule 13d-5 of the Exchange Act with respect to any securities of the Company.

E. Rescission Right Waiver and Indemnification.

(i) Each Purchaser understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Founding Warrants. In this regard, if the Offering of the Units were deemed to be a general solicitation with respect to the Founding Warrants, the offer and sale of such Founding Warrants may not be exempt from registration and, if not, the Purchasers may have a right to rescind their purchases of the Founding Warrants. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, each Purchaser hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or right in law or arbitration, as the case may be, to seek rescission of such Purchaser’s purchase of the Founding Warrants. Each Purchaser acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Founding Warrants to the Purchasers. Each Purchaser agrees that the foregoing waiver shall apply to (1) any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, ‘‘Claims’’) and (2) related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith (collectively, ‘‘Losses and Expenses’’) (including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened), in each case, arising from or relating to or incurred in connection with any present or future actual or asserted right to rescind the purchase of the Founding Warrants hereunder or the purchase of the Founding Warrants and the transactions contemplated hereby.

(ii) Each Purchaser agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with such Purchaser’s purchase of the Founding Warrants or any Claim that may arise therefrom now or in the future.

(iii)    Each Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against Citigroup Global Securities Inc. or its affiliates (collectively "Citigroup") with respect to such Purchaser's purchase of the Founding Warrants, and each Purchaser agrees to indemnify and hold Citigroup and the other underwriters in the Offering harmless from all losses, damages or expenses arising from claims or proceedings brought against Citigroup or such other underwriters by such Purchaser or its transferees, heirs, assigns or any subsequent holders of the Founding Warrants with respect to such Purchaser's purchase of the Founding Warrants.

(iv) The Purchasers acknowledge and agree that the stockholders of the Company, including those who purchase the Units in the Offering, are and shall be third-party beneficiaries of the foregoing provisions of Section 4(E) of this Agreement.

(v) Each Purchaser agrees that to the extent any waiver under this Section 4(E) is ineffective as a matter of law, each Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Each Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

Section 5.    Conditions of the Purchasers’ Obligations at the Closing.    The obligation of the Purchasers to purchase and pay for the Founding Warrants is subject to the fulfillment, at or before the Closing, of each of the following conditions:

A. Representations and Warranties.    The representations and warranties of the Company contained in Section 3, except for those stated to be made as of the date hereof, shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein or in the prospectus contained in the Registration Statement.

B. Performance.    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Section 6.    Conditions of the Company’s Obligations at the Closing.    The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions:

A. Representations and Warranties.    The representations and warranties of Purchasers contained in Section 4 shall be true at and as of the Closing as though then made.

B. Performance.    The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

C. Corporate Consents.    The Company’s Board of Directors shall have duly authorized the execution, delivery and performance of this Agreement and the issuance and sale of the Founding Warrants hereunder.

Section 7. Termination.    This Agreement may or will be terminated at any time prior to the consummation of the Closing under the following described circumstances:

(i) automatically upon the mutual written consent of the Company and the Purchasers;

(ii) by either of the Company or the Purchasers, in each case by delivery of written notice thereof, if the Offering shall not have been consummated prior to the one-month anniversary of the date of this Agreement; or

(iii) automatically if the Offering is not consummated within the time periods described in the Underwriting Agreement after the Registration Statement is declared effective.

Section 8.    Survival of Representations and Warranties.    All of the representations and warranties contained herein shall survive the Closing for a period of six (6) months except as otherwise specifically provided herein.

Section 9.    Definitions.    For the purposes of this Agreement, the following terms have the meanings set forth:

‘‘Business Combination’’ means the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, or stock purchase or other business combination transaction, of one or more operating businesses within the communications industry that is its initial business combination and which meets the size, timing and other criteria outlined in the Registration Statement.

‘‘Common Stock’’ means the Company’s common stock, par value $0.0001 per share.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Person’’ means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Securities and Exchange Commission’’ or ‘‘Commission’’ means the United States Securities and Exchange Commission.

Section 10.    Miscellaneous.

A. Legends.

(i) The certificates evidencing the Founding Warrants will include the legend set forth below, which each Purchaser has read and understands:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO INVESTMENT REPRESENTATIONS AND RESTRICTIONS ON TRANSFER OR SALE PURSUANT TO A PURCHASE AGREEMENT DATED                  , 2006 WHICH RESTRICTS THE TRANSFER THEREOF UNTIL                                                         , A COPY OF WHICH CAN BE OBTAINED FROM THE COMPANY AT ITS EXECUTIVE OFFICES.

(ii) By accepting the certificates bearing the aforesaid legend, each Purchaser agrees, prior to any permitted transfer of the Securities represented by the certificates and subject to the restrictions contained herein, to give written notice to the Company expressing such Purchaser’s desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the following provisions shall apply:

(1) subject to the transfer restrictions contained elsewhere in this Agreement, if, in the reasonable opinion of counsel to the Company, the proposed transfer of such Securities may be effected without registration under the Securities Act and applicable state securities acts, the Company shall promptly thereafter notify the transferring Purchaser, whereupon the transferring Purchaser may transfer such Securities, all in accordance with the terms of the notice delivered by the transferring Purchaser and upon such further terms and conditions as shall be required to ensure compliance with the Securities Act and the applicable state securities acts, and, upon surrender of the certificate evidencing such Securities, in exchange therefor, a new certificate not bearing a legend of the character set forth above if such counsel reasonably believes that such legend is no longer required under the Securities Act and the applicable state securities acts; and

(2) subject to the transfer restrictions contained elsewhere in this Agreement, if, in the reasonable opinion of counsel to the Company, the proposed transfer of such Securities may not be effected without registration under the Securities Act or the applicable state securities acts, a copy of such opinion shall be promptly delivered to the transferring Purchaser, and such proposed transfer shall not be made unless such registration is then in effect.

(3) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with the Securities Act and the applicable state securities acts.

B. Successors and Assigns.    Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

C. Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts.    This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

E. Descriptive Headings; Interpretation.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word ‘‘including’’ in this Agreement shall be by way of example rather than by limitation.

F. Governing Law.    The laws of the State of New York shall govern all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

G. Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing. Any such notice or communication shall be delivered by hand or by recognized national overnight courier service or sent by certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above). Notices shall be effective immediately upon personal delivery, one (1) business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof.

If to the Company:	Bank Street Telecom Funding Corp.
One Landmark Square, 18th Floor
Stamford, CT 06901
Attention: Chief Financial Officer
With a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Stuart H. Gelfond

If to the Purchaser: At the address of the respective Purchaser as set forth in the records of the Company.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

H. No Strict Construction.    The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

BANK STREET TELECOM FUNDING CORP.
By:
Name:
Title:
THE PURCHASERS:
BSTFC Management LLC
By:
Name:
Title:

R.C. Mark Baker

Sir John Baring, Bt.

Royce J. Holland

Joel D. Gross

Brett Cohen

Exhibit A

BSTFC Management LLC	$
R.C. Mark Baker	$
Sir John Baring, Bt.	$
Royce J. Holland	$
Joel D. Gross	$
Brett Cohen	$